Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES FOURTH QUARTER EARNINGS
SUNNYVALE, CALIF. January 25, 2018 - Intuitive Surgical, Inc. (NASDAQ: ISRG), a global technology leader in robotic-assisted, minimally invasive surgery, today announced financial results for the quarter ended December 31, 2017. Reported revenue and procedure results are consistent with the Company’s press release on January 10, 2018.

Q4 Highlights

•	Worldwide da Vinci procedures grew approximately 17% compared with the fourth quarter of 2016, driven primarily by growth in U.S. general surgery procedures and worldwide urologic procedures.

•	The Company shipped 216 da Vinci Surgical Systems compared with 163 in the fourth quarter of 2016.

•	Fourth quarter 2017 revenue of $892 million grew approximately 18% compared with $757 million for the fourth quarter of 2016.

•
Fourth quarter 2017 GAAP net loss was $39 million, or $0.35 per diluted share, compared with net income of $204 million, or $1.71 per diluted share, for the fourth quarter of 2016. Fourth quarter 2017 GAAP net loss reflects $318 million, or $2.83 per diluted share, of income tax expense related to the Tax Cuts and Jobs Act.

•	Fourth quarter 2017 non-GAAP* net income was $298 million, or $2.54 per diluted share, compared with $242 million, or $2.03 per diluted share, for the fourth quarter of 2016.

Q4 Financial Summary
Gross profit, income from operations, net income (loss), net income (loss) per diluted share, and diluted shares are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Fourth quarter 2017 revenue was $892 million, an increase of approximately 18% compared with $757 million in the fourth quarter of 2016. Higher fourth quarter revenue was driven by increased procedures and systems placements.
Fourth quarter 2017 instrument and accessory revenue increased by approximately 18% to $457 million, compared with $386 million for the fourth quarter of 2016, primarily driven by approximately 17% growth in da Vinci procedure volume.
Fourth quarter 2017 systems revenue increased by approximately 20% to $283 million, compared with $236 million for the fourth quarter of 2016. The Company shipped 216 da Vinci Surgical Systems in the fourth quarter of 2017, compared with 163 in the fourth quarter of 2016. The fourth quarter 2017 da Vinci Surgical Systems shipments included 40 shipped under operating lease arrangements, compared with 13 during the fourth quarter of 2016. Fourth quarter 2017 service revenue increased by approximately 13% to $153 million, compared with $135 million for the fourth quarter of 2016.
Fourth quarter 2017 GAAP income from operations increased to $327 million, compared with $264 million in the fourth quarter of 2016. Fourth quarter 2017 non-GAAP* income from operations increased to $384 million, compared with $320 million in the fourth quarter of 2016.
Fourth quarter 2017 GAAP net loss was $39 million, or $0.35 per diluted share, compared with net income of $204 million, or $1.71 per diluted share, for the fourth quarter of 2016. Fourth quarter 2017 GAAP net loss reflected $318 million, or $2.83 per diluted share, of income tax expense as a result of the Tax Cuts and Jobs Act (“2017 Tax Act”) enacted on December 22, 2017. This amount primarily relates to a one-time deemed repatriation tax on undistributed foreign earnings and revaluation of deferred taxes due to a reduction of the U.S. corporate income tax rate. This amount is based on provisional estimates and may require subsequent adjustments due to additional guidance from and interpretations by regulatory and standard-setting bodies and changes in assumptions. Fourth quarter 2017 GAAP net loss benefited from the adoption of a new accounting standard in first quarter of 2017, which required that $20 million, or $0.18 per diluted share, of excess tax benefits related to employee share-based compensation awards be recorded as a component of income tax expense.
Fourth quarter 2017 non-GAAP* net income was $298 million, or $2.54 per diluted share, compared with $242 million, or $2.03 per diluted share, for the fourth quarter of 2016.
The Company ended the fourth quarter of 2017 with $3.8 billion in cash, cash equivalents, and investments, an increase of $45 million during the quarter, primarily driven by cash generated from operations and employee stock option exercises, partially offset by the settlement payment related to its first quarter accelerated share repurchase program.
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive Surgical website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.

Webcast and Conference Call Information
Intuitive Surgical will hold a teleconference at 1:30 p.m. PST today to discuss the fourth quarter 2017 financial results. The call is being webcast by NASDAQ OMX and can be accessed at Intuitive Surgical’s website at www.intuitivesurgical.com or by dialing (800) 230-1096 or (612) 288-0340.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (NASDAQ:ISRG), headquartered in Sunnyvale, California, is a global technology leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets robotic technologies designed to improve clinical outcomes and help patients return more quickly to active and productive lives. The Company’s mission is to extend the benefits of minimally invasive surgery to the broadest possible base of patients. Intuitive Surgical - Taking surgery beyond the limits of the human hand™.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system, and proprietary EndoWrist instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company’s robotic-assisted surgical ecosystem, beginning with the robotic platforms, and also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding provisional income tax expense related to the 2017 Tax Act, the potential impact of the final resolution of provisional estimates and potential subsequent adjustments due to additional guidance from and interpretations by regulatory and standard-setting bodies, and changes in assumptions. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: the impact of global and regional economic and credit market conditions on healthcare spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships; procedure counts; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the Company operates; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which the Company is or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the Company’s ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; and other risk factors under the heading “Risk Factors” in the Company’s report on Form 10-K for the year ended December 31, 2016, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share (“EPS”), and non-GAAP diluted shares. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding items such as intangible asset charges, share-based compensation (“SBC”) expenses, and other special items. Intangible asset charges consist of non-cash charges such as the amortization of intangible assets and also non-recurring in-process R&D charges. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and liquidity. The Company believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company's business.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit excluding intangible asset charges, expenses related to SBC, and litigation charges.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations excluding intangible asset charges, expenses related to SBC, and litigation charges and recoveries.
Non-GAAP net income and EPS. The Company defines non-GAAP net income as net income (loss) excluding intangible asset charges, expenses related to SBC, litigation charges and recoveries, net of the related tax effects; the excess tax benefits or deficiencies associated with share-based compensation arrangements; and the provisional income tax expense related to the 2017 Tax Act. Other tax adjustments represent tax effects determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company defines non-GAAP EPS as non-GAAP net income divided by non-GAAP diluted shares which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, and non-GAAP EPS exclude intangible asset charges and SBC, which are primarily recurring expenses. SBC has been and will continue to be for the foreseeable future a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income (loss) and net income (loss) per share calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
In millions (except per share data)	December 31, 2017	September 30, 2017	December 31, 2016
Revenue:
Instruments and accessories	$457.1	$401.2	$386.3
Systems	282.5	258.1	235.9
Services	152.8	146.8	134.7
Total revenue	892.4	806.1	756.9
Cost of revenue:
Product	211.8	195.0	187.5
Service	47.3	44.3	42.2
Total cost of revenue	259.1	239.3	229.7
Gross profit	633.3	566.8	527.2
Operating expenses:
Selling, general and administrative	219.2	204.8	193.7
Research and development	87.1	83.4	69.1
Total operating expenses	306.3	288.2	262.8
Income from operations	327.0	278.6	264.4
Interest and other income, net	12.3	10.8	11.7
Income before taxes	339.3	289.4	276.1
Income tax expense (benefit) (1)	378.1	(8.1)	72.1
Net income (loss)	$(38.8)	$297.5	$204.0
Net income (loss) per share:
Basic	$(0.35)	$2.66	$1.75
Diluted (2)	$(0.35)	$2.55	$1.71
Shares used in computing net income per share:
Basic	112.2	111.8	116.4
Diluted*	112.2	116.8	119.4

(1) Income tax expense (benefit) includes the effect of the following items:
Certain one-time tax benefit	$—	$(68.4)	$—
Excess tax benefits related to share-based compensation arrangements**	$(19.9)	$(19.7)	$—
Income tax expense related to the 2017 Tax Act***	$317.8	$—	$—
(2) Diluted net income (loss) per share includes the effect of the following items:
Certain one-time tax benefit	$—	$0.59	$—
Excess tax benefits related to share-based compensation arrangements**	$0.18	$0.17	$—
Income tax expense related to the 2017 Tax Act***	$(2.83)	$—	$—
(*) The fourth quarter 2017 diluted share amount did not include approximately 5.2 million shares, because including such shares would have been anti-dilutive due to the net loss incurred in the period.

(**) In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required.

(***) On December 22, 2017, the 2017 Tax Act was enacted, which resulted in a fourth quarter 2017 income tax expense primarily related to a one-time deemed repatriation tax on undistributed foreign earnings and the revaluation of deferred taxes due to a reduction of the U.S corporate income tax rate.

INTUITIVE SURGICAL, INC.
UNAUDITED TWELVE MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Twelve months ended
	December 31,
In millions (except per share data)	2017	2016
Revenue:
Instruments and accessories	$1,636.9	$1,395.8
Systems	910.2	791.6
Services	581.8	517.0
Total revenue	3,128.9	2,704.4
Cost of revenue:
Product	754.9	663.3
Service	179.9	151.0
Total cost of revenue (1)	934.8	814.3
Gross profit	2,194.1	1,890.1
Operating expenses:
Selling, general and administrative	810.9	705.3
Research and development	328.6	239.6
Total operating expenses	1,139.5	944.9
Income from operations	1,054.6	945.2
Interest and other income, net	41.9	35.6
Income before taxes	1,096.5	980.8
Income tax expense (2)	436.5	244.9
Net income	$660.0	$735.9
Net income per share:
Basic	$5.91	$6.40
Diluted (3)	$5.67	$6.24
Shares used in computing net income per share:
Basic	111.7	114.9
Diluted	116.3	117.9

(1) Includes pre-tax medical device excise tax refund benefit as follows:
Total cost of revenue	$—	$(7.1)
(2) Income tax expense includes the effect of the following items:
Certain one-time tax benefit	$(60.6)	$(15.8)
Excess tax benefits related to share-based compensation arrangements*	$(102.8)	$—
Income tax expense related to the 2017 Tax Act**	$317.8	$—
(3) Diluted net income per share includes the effect of the following items:
Certain one-time tax benefit	$0.52	$0.13
Excess tax benefits related to share-based compensation arrangements*	$0.88	$—
Income tax expense related to the 2017 Tax Act**	$(2.73)	$—
(*) In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required.

(**) On December 22, 2017, the 2017 Tax Act was enacted, which resulted in a fourth quarter 2017 income tax expense primarily related to a one-time deemed repatriation tax on undistributed foreign earnings and the revaluation of deferred taxes due to a reduction of the U.S corporate income tax rate.

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

In millions	December 31, 2017	December 31, 2016
Cash, cash equivalents, and investments	$3,846.5	$4,837.9
Accounts receivable, net	511.9	430.2
Inventory	241.2	182.3
Property, plant, and equipment, net	613.1	458.4
Goodwill	201.1	201.1
Deferred tax assets	87.3	150.9
Other assets	256.9	226.1
Total assets	$5,758.0	$6,486.9

Accounts payable and other accrued liabilities	$728.4	$459.2
Deferred revenue	302.8	249.9
Total liabilities	1,031.2	709.1
Stockholders’ equity	4,726.8	5,777.8
Total liabilities and stockholders’ equity	$5,758.0	$6,486.9

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended			Twelve months ended
In millions (except per share data)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP gross profit	$633.3	$566.8	$527.2	$2,194.1	$1,890.1
Share-based compensation expense	11.1	10.6	9.6	41.7	37.6
Intangible asset charges	1.0	1.2	1.7	5.4	7.8
Litigation charges	—	—	—	7.8	—
Non-GAAP gross profit	$645.4	$578.6	$538.5	$2,249.0	$1,935.5

GAAP income from operations	$327.0	$278.6	$264.4	$1,054.6	$945.2
Share-based compensation expense	55.6	55.7	45.6	209.1	178.0
Intangible asset charges	2.7	3.1	4.2	18.6	18.2
Litigation charges (recoveries)	(1.2)	9.7	5.5	25.3	12.1
Non-GAAP income from operations	$384.1	$347.1	$319.7	$1,307.6	$1,153.5

GAAP net income (loss)	$(38.8)	$297.5	$204.0	$660.0	$735.9
Share-based compensation expense	55.6	55.7	45.6	209.1	178.0
Intangible asset charges	2.7	3.1	4.2	18.6	18.2
Litigation charges (recoveries)	(1.2)	9.7	5.5	25.3	12.1
Tax adjustments - excess tax benefits (1)	(19.9)	(19.7)	—	(102.8)	—
Tax adjustments - 2017 Tax Act charge (2)	317.8	—	—	317.8	—
Tax adjustments - other	(18.5)	(22.5)	(17.0)	(82.1)	(65.5)
Non-GAAP net income	$297.7	$323.8	$242.3	$1,045.9	$878.7

GAAP net income (loss) per share - diluted	$(0.35)	$2.55	$1.71	$5.67	$6.24
Effect of dilutive shares (3)	0.02	—	—	—	—
Share-based compensation expense	0.47	0.48	0.38	1.80	1.51
Intangible asset charges	0.02	0.03	0.04	0.16	0.15
Litigation charges (recoveries)	(0.01)	0.08	0.05	0.22	0.10
Tax adjustments - excess tax benefits (1)	(0.17)	(0.17)	—	(0.88)	—
Tax adjustments - 2017 Tax Act charge (2)	2.71	—	—	2.73	—
Tax adjustments - other	(0.15)	(0.20)	(0.15)	(0.71)	(0.55)
Non-GAAP net income per share - diluted (3)	$2.54	$2.77	$2.03	$8.99	$7.45
(1) In the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required.

(2) On December 22, 2017, the 2017 Tax Act was enacted, which resulted in a fourth quarter 2017 income tax expense primarily related to a one-time deemed repatriation tax on undistributed foreign earnings and the revaluation of deferred taxes due to a reduction of the U.S corporate income tax rate.

(3) For purpose of calculating fourth quarter 2017 non-GAAP diluted net income per share, the number of shares used was 117.4 million, which included 5.2 million dilutive potential shares outstanding. These shares were excluded for purposes of calculating GAAP net loss per share, because including them would have been anti-dilutive due to the GAAP net loss incurred in the period.